UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: August 24, 2026
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert A. Garechana as Chief Financial Officer

On August 24, 2026, Sun Communities, Inc. (the “Company”) appointed Robert A. Garechana as the Company’s new Chief Financial Officer, Executive Vice President, and Treasurer. Mr. Garechana’s appointment will be effective on September 8, 2026 (the “Start Date”). The Company and Mr. Garechana entered into an employment agreement dated August 24, 2026 (the “Garechana Agreement”) under which Mr. Garechana will serve as the Company’s Chief Financial Officer, Executive Vice President, and Treasurer beginning on the Start Date.

Mr. Garechana, age 47, has served since 2025 as Executive Vice President and Chief Investment Officer of Equity Residential (NYSE: EQR), a multifamily REIT. He previously served as Equity Residential’s Chief Financial Officer and as a member of its executive and investment committees from September 2018 to 2025, and as Treasurer from 2008 to 2018. Mr. Garechana received a B.B.A. from The University of Texas at Austin and was a member of the Nareit CFO Council. In addition, he served on the Board of Directors of Upwardly Global, a non-profit organization where he served on the Operating Committee as Treasurer.

The term of the Garechana Agreement will be for five years beginning on the Start Date and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement. If there is a change of control, the term will end on the later of the original expiration date of the term and the second anniversary of the change of control. Mr. Garechana’s annual base salary is $625,000. In addition to his base salary, Mr. Garechana is eligible to receive an annual cash bonus at a target amount of 150% of his base salary and the earned amount for each year will be determined by the Compensation Committee of the Company’s Board of Directors, based on individual goals and objectives for Mr. Garechana, the Company’s performance or other relevant criteria. Incentive compensation paid or payable to Mr. Garechana may be subject to the Company’s Executive Compensation Recovery (Clawback) Policy in accordance with its terms.

On the Start Date Mr. Garechana will receive a grant of restricted shares of the Company’s common stock with a target grant date value of $2,500,000, 30% of which will be subject to time vesting and vest annually over three years, and 70% of which will be subject to performance vesting after three years based on the same performance criteria applicable to annual restricted stock grants to the Company’s other executive officers earlier in 2026.

If Mr. Garechana is terminated by the Company without cause or resigns for good reason (each as defined in the Garechana Agreement) or if he dies or becomes disabled, (i) he will receive severance payments equal to 1.5 times the sum of his then-current base salary and then-current target bonus amount (or, in the case of death or disability, 1.5 times his then-current base salary, less the value of certain previously paid disability benefits); (ii) all his time-vesting equity awards granted by the Company will become fully vested; (iii) the acceleration, forfeiture, or vesting of all his performance-vesting equity awards granted by the Company will be governed by the terms of the applicable award agreement; and (iv) the Company may be obligated to pay his healthcare premiums for up to 18 months. If the Company elects not to renew any term of the Garechana Agreement, (a) he will receive a pro-rated annual bonus for the year of termination; (b) he will receive severance payments equal to one times the sum of his then-current base salary and then-current target bonus amount; (c) all his time-vesting equity awards granted by the Company will become fully vested; and (d) the acceleration, forfeiture, or vesting of all his performance-vesting equity awards granted by the Company will be governed by the terms of the applicable award agreement. Mr. Garechana’s receipt of the payments and benefits described in this paragraph is subject to his execution of a release and compliance with his non-competition and confidentiality obligations.

If there is a change in control (as defined in the Garechana Agreement) of the Company and within 60 days before or 24 months after the date of the change in control either the Company or its successor terminate the Garechana Agreement without cause or Mr. Garechana terminates his employment for good reason, (i) he will receive a change in control payment equal to two times the sum of his then-current base salary and then-current target bonus amount; (ii) all his time-vesting equity awards granted by the Company will become fully vested; (iii) the performance-based vesting conditions applicable to his performance-vesting equity awards granted by the Company shall be deemed met at the greater of the target or actual level of performance and vest in accordance with such deemed level of performance; and (iv) the Company may be obligated to pay his healthcare premiums for up to 24 months.

The non-competition provisions of the Garechana Agreement generally preclude Mr. Garechana, for a period of up to 18 months following his employment, from engaging, directly or indirectly, in the same business as the Company anywhere in the U.S. or in other countries in which the Company recently has actively conducted business; provided that such period is 12 months in the event of termination due to non-renewal of the Garechana Agreement by the Company.

Mr. Garechana does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. Garechana or any other person pursuant to which Mr. Garechana was selected as Chief Financial Officer, Executive Vice President, and Treasurer.

Transition of Fernando Castro-Caratini to Advisory Role

Upon Mr. Garechana’s appointment as the Company’s Chief Financial Officer, Executive Vice President, and Treasurer on the Start Date, he will succeed Fernando Castro-Caratini in each of those offices. Mr. Castro-Caratini will transition to an advisory role with the Company through October 31, 2026. The Company will pay Mr. Castro-Caratini certain severance payments and benefits in accordance with the terms of his employment agreement.

***

The foregoing description of the Garechana Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On August 25, 2026, the Company issued a press release regarding Mr. Garechana’s appointment and succession of Mr. Castro-Caratini, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in or incorporated by reference into this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “scheduled,” "guidance", "target," and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description	Method of Filing
10.1*	Employment Agreement dated August 24, 2026, among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Robert A. Garechana	Filed herewith
99.1	Press Release issued by Sun Communities, Inc. dated August 25, 2026	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 25, 2026	By:	/s/ Ileana McAlary
Ileana McAlary, General Counsel, Executive Vice President, and Secretary